UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 22, 2015

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

13710 FNB Parkway, Suite 400
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 24, 2015, the Board of Directors (the “Board”) of Ballantyne Strong, Inc. (the “Company”) appointed D. Kyle Cerminara as the Company’s Executive Chairman and Chief Executive Officer, effective immediately. Mr. Cerminara, 38, has been a member of the Board since February 2015 and has served as its Chairman since May 2015. Mr. Cerminara assumed the role of Executive Chairman in September 2015.

In his capacity as Executive Chairman and Chief Executive Officer, Mr. Cerminara will be entitled to an annual base salary of $150,000. On November 22, 2015, the Compensation Committee of the Board (the “Committee”) granted to Mr. Cerminara 60,000 shares of restricted stock pursuant to the Company’s 2010 Long-Term Incentive Plan and the terms and conditions of the Restricted Stock Agreement, a form of which is included as Exhibit 10.2 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference (the “Restricted Stock Agreement”). Half of these shares vested immediately on the grant date, and one fourth of the shares will vest each year beginning on the first anniversary date of the grant, subject to continued employment. In addition, on November 22, 2015, Mr. Cerminara was granted stock options to purchase 60,000 common shares of the Company at an exercise price of $4.33 per share under the Company’s 2010 Long-Term Incentive Plan. These options will vest and become exercisable in one-fifth annual installments, beginning on the first anniversary date of the grant.

Effective January 1, 2016, in his capacity as Senior Vice President and Chief Financial Officer, Nathan D. Legband will be entitled to an annual base salary of $185,000. Mr. Legband will also receive a discretionary cash bonus, to be paid in 2015, in the amount of $30,000. In addition, on November 22, 2015, Mr. Legband was granted stock options to purchase 40,000 common shares of the Company at an exercise price of $4.33 per share under the Company’s 2010 Long-Term Incentive Plan. These options will vest and become exercisable in one-fifth annual installments, beginning on the first anniversary date of the grant.

Effective January 1, 2016, in his capacity as President of the Cinema business, Ray F. Boegner will be entitled to an annual base salary of $225,000. Mr. Boegner will also receive a discretionary cash bonus, to be paid in 2015, in the amount of $15,000. In addition, on November 22, 2015 Mr. Boegner was granted stock options to purchase 40,000 common shares of the Company at an exercise price of $4.33 per share under the Company’s 2010 Long-Term Incentive Plan. These options will vest and become exercisable in one-fifth annual installments, beginning on the first anniversary date of the grant.

Messrs. Cerminara’s, Legband’s and Boegner’s stock options are subject to the terms and conditions of their respective Stock Option Agreements, a form of which is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference (the “Stock Option Agreement”).

On November 22, 2015, in his capacity as President of the Digital Media business, Stephen L. Schilling was awarded an inducement grant of stock options to purchase 30,000 common shares of the Company at an exercise price of $4.33 per share, as outlined in his employment agreement entered into on November 2, 2015. These options vested immediately on the grant date. This grant was made outside of the Company’s existing shareholder approved equity plans and was approved by the Committee as an inducement grant material to Mr. Schilling entering into employment with the Company. In addition, on November 22, 2015, Mr. Schilling was granted stock options to purchase 100,000 common shares of the Company at an exercise price of $4.33 under the Company’s Long-Term Incentive Plan. These options will vest and become exercisable in a one-fifth installment on the first anniversary date of the grant and in subsequent installments on the first day of each subsequent quarter for four years following the first anniversary of the grant date. Mr. Schilling’s Stock Option Agreements are included as Exhibits 10.3 and 10.4 to this Current Report and are incorporated herein by reference.

All descriptions of equity awards in this Current Report are summaries only, do not purport to be complete, and are qualified in their entirety to the full text of respective agreements, copies of which are included as exhibits to this Current Report.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Stock Option Agreement under the Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan.

10.2	Form of Restricted Stock Agreement under the Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan.

10.3	Stock Option Agreement, dated November 22, 2015, for inducement grant to Stephen L. Schilling.

10.4	Stock Option Agreement, dated November 22, 2015, for grant under 2010 Long-Term Incentive Plan to Stephen L. Schilling.

99.1	Press Release, dated November 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: November 27, 2015	By:	/s/ Nathan D. Legband
Nathan D. Legband
Senior Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Option Agreement under the Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan.

10.2	Form of Restricted Stock Agreement under the Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan.

10.3	Stock Option Agreement, dated November 22, 2015, for inducement grant to Stephen L. Schilling.

10.4	Stock Option Agreement, dated November 22, 2015, for grant under 2010 Long-Term Incentive Plan to Stephen L. Schilling.

99.1	Press Release, dated November 27, 2015.